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                                                                    EXHIBIT 10.7

               SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
               ------------------------------------------------

     THIS AGREEMENT, made and entered into as of July 1, 1999 (the "Restatement Date") further amends and restates the amended and restated employment agreement entered into as of October 1, 1995, as subsequently amended, which amended and restated employment agreement amended and restated the agreement entered into as of April 1, 1994 (the "Effective Date"), by and between Victor H. Blake (the "Executive") and LaSalle Re Limited (the "Company");

                               WITNESSETH THAT:
                               ---------------

     WHEREAS, the parties desire to enter into this Agreement pertaining to the continued employment of the Executive by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

     1. Performance of Services. The Executive's employment with the Company shall be subject to the following:

(a) Subject to the provisions of this Agreement, the Company hereby agrees to employ the Executive as Chairman and Internal Consultant of the Company and of LaSalle Re Holdings Limited (the "Holding Company") during the Agreement Term (as defined below), and the Executive hereby agrees to remain in the employ of the Company during the Agreement Term.

(b) During the Agreement Term, while the Executive is employed by the Company, the Executive shall devote his time, energies and talents to performing his duties under this Agreement.

(c) The Executive agrees that he shall perform his duties faithfully and efficiently subject to the directions of the Board. The Executive's duties may include providing services for both the Company, the Holding Company and the Subsidiaries (as defined below), as determined by the Board.; provided, that the Executive shall not, without his consent, be assigned tasks that would be inconsistent with his position at the Company. The Executive will have such authority and power as are inherent to the undertakings applicable to his positions and necessary to carry out his responsibilities and the duties required of him hereunder.

(d) While the Executive is employed by the Company, he shall be subject to the duties that generally apply to the Company's directors, officers, and employees (including, without limitation, the duty of loyalty to the Company).
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(e)  The Executive shall represent the Company in all places where it does business, but shall have no authority to act for the Company outside Bermuda, to make decisions on behalf of the Company outside Bermuda, or to bind the Company with respect to actions outside Bermuda.

(f) Notwithstanding the foregoing provisions of this paragraph 1, during the Agreement Term, the Executive may devote reasonable time to activities other than those required under this Agreement, including chairmanship or membership of the London Underwriting Centre Board, membership of International Underwriters Association, memberships of the boards of directors of or consultancies with CNA and its affiliates, acting as a managing director of CNA Underwriting Agencies Limited, the supervision of his personal investments, and activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership of the boards of directors of or consultancies with other organizations, and similar type of activities, to the extent that such other activities do not inhibit or prohibit the performance of the Executive's duties under this Agreement, or conflict in any material way with the business transacted by the Company or any Subsidiary; provided, however, that except as otherwise expressly provided in this Agreement, the Executive shall not serve on the board of any entity engaged in the business of transacting reinsurance, or hold any position with any entity engaged in the transaction of such business, without the consent of the Board.

(g) Subject to the provisions of this Agreement, the Executive shall not be required to perform services under this Agreement during any period that he is Disabled. The Executive shall be considered "Disabled" during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement. In the event of a dispute as to whether the Executive is Disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate.

(h) the "Agreement Term" shall be the period beginning on the Effective Date and ending on September 30, 2003.

(i) For purposes of this Agreement, the term "Subsidiary" shall mean any company (regardless of whether incorporated) during any period in which 50% or more of the total combined voting power of all classes of stock (or other ownership interest) entitled to vote is owned, directly or indirectly, by the Company.

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     2.  Compensation.  Subject to the provisions of this Agreement, during the
Agreement Term, while he is employed by the Company, the Company shall compensate the Executive for the Executive's services as follows:

(a) Salary. The Executive shall receive an annual base salary of $575,000, payable in substantially equal monthly or more frequent installments, during the period beginning on the Restatement Date and ending on October 31, 2000. During the period beginning on November 1, 2000 and ending September 30, 2003, the Executive shall receive an annual base salary of $300,000, payable in substantially equal monthly or more frequent installments. Amounts payable under this paragraph 2(a) shall be referred to in this Agreement as "Salary."

(b) Bonus. The Executive shall be entitled to receive bonuses from the Company in accordance with the provisions of Exhibit A, which is attached to and forms a part of this Agreement.

(c) Stock Appreciation Rights. The Executive shall continue to be entitled to receive a stock appreciation rights award from the Company under an agreement that is substantially in the form of the Stock Appreciation Rights Agreement set forth in Exhibit B, which is attached to and forms a part of this Agreement. All other stock options and stock awards previously granted to Executive continue to be subject to the terms of the separate agreements governing such awards, the terms of which are unaffected by the terms of this Agreement.

(d) Pension. Other than $30,286 payable to the Executive on March 31, 2000 if the Executive's Date of Termination has not occurred on or prior to such date, the Executive will accrue no additional retirement benefits under any retirement scheme or arrangement sponsored by or contributed to by the Company.

(e) Life Assurance and Other Benefits. During that part of the Agreement Term ending on September 30, 2000, the Executive will be provided with life assurance benefits providing a death benefit of (i) $2,000,000.00. The Executive will be provided with medical benefits, workers compensation benefits, and long term disability benefits by the Company. The Executive will also be provided with other benefits to the same extent as other senior executives of the Company.

(f) Automobile. During that part of the Agreement Term ending on September 30, 2000, the Company will provide the Executive with use of an automobile in Bermuda. The Company will assume responsibility for the cost of insurance, maintenance and similar items. The Executive's personal use of the automobile will be permitted at no additional

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     cost to the Executive, and the Executive will be provided with a gross-up for any income taxes incurred by the Executive in connection with his personal use of the automobile.

(g) Club. During that part of the Agreement Term ending on September 30, 2000, the Company will reimburse the Executive for periodic dues in one country club and one business club in Bermuda. If any initiation fees previously paid on behalf of the Executive are returned to the Executive upon termination of his membership or any other reason, such fees shall be repaid to the Company to the extent such return is attributable to amounts paid by the Company.

(h) Housing. It is understood and agreed by the parties that with respect to the condominium previously purchased by the Executive (the "Condominium") for which the Company previously arranged a loan to the Executive for the amount of the Condominium purchase price ($695,000), which loan is reflected by the terms of a loan agreement (the "Loan Agreement"):

     (i) Subject to the provisions of paragraph (v), sale of the Condominium shall be required within a reasonable time following the Executive's Date of Termination (as defined in this Agreement). Payment of the principal amount under the Loan Agreement shall be due at the time the Condominium is sold or otherwise transferred by the Executive.

     (ii) Subject to the provisions of paragraph (v), the Company shall reimburse the Executive for any interest payments made by Executive under the Loan Agreement.

     (iii) The Company (not the Executive) shall be responsible for any losses incurred on the sale of the Condominium, and shall be entitled to any gain on the sale, if such sale occurs under paragraph (i).

     (iv) The Company shall reimburse the Executive for any tax liability incurred by him or his estate in any jurisdiction as a result of the sale of the Condominium, if such sale occurs under paragraph
             (i).

     (v) The Executive, by irrevocable written election filed with the Company not later than the 45th day after the Date of Termination, may elect to retain the Condominium. As a result of such election, the Executive shall be entitled to permanently retain title to the Condominium, and no sale of the Condominium shall be required under paragraph (i), subject to the following:

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             (A)  Subject to paragraph (B), the Executive shall remain liable for repayment of the full amount of principal under the Loan Agreement, which repayment shall be fully due on the 50th day after the Date of Termination.

             (B) If, as of the Date of Termination, the fair market value of the Condominium has increased over the purchase price, the Executive shall also be required pay the amount of the increase to the Company. If the fair market value of the Condominium has decreased to below the purchase price, the amount due from the Executive shall be reduced by the amount of the decrease, which reduction shall be deemed to occur as of the date of repayment.

             (C) The adjustment made in accordance with paragraph (B) shall be in lieu of the adjustment required under paragraph (iii).

             (D) The fair market value of the Condominium shall be determined by an appraiser selected by the Company and reasonably acceptable to the Executive. The Executive shall be entitled to review the completed appraisal prior to being required to make the election to retain the Condominium as described in the first sentence of this paragraph (v).

     (vi) The Executive and the Company agree that they shall cooperate with each other, and shall execute such other documents, to the extent reasonable or appropriate to carry out this paragraph 2(h).

     (vii) Effective on or about December 1, 1999, following shipment by the Company at the Company's expense of the Executive's personal affects and belongings to the United Kingdom, and through the remainder of the Agreement Term, the Executive shall make the Condominium fully available to the Company's designee for such use as a full-time residence by such designee.

     (viii) After the date the Executive makes the Condominium available for use by the Company's designee in accordance with paragraph (vii), above, and prior to the date that either the Condominium is sold in accordance with paragraph (i) or that the Executive elects to retain the Condominium in accordance with paragraph (v), the Company shall reimburse Executive for any costs or liabilities relating to the Condominium.

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(i)  Holiday/vacation.  During that part of the Agreement Term ending on
     September 30, 2000, the Executive shall be subject to the holiday and vacation policy that applies to other senior executives of the Company.

(j) Financial planning. During that part of the Agreement Term ending on September 30, 2000, the Executive will be provided with financial and tax planning advice at the Company's expense.

(k) Expenses. The Company will reimburse the Executive for travel, entertainment, and other expenses incurred on a basis appropriate to an individual holding the position of chairman of a company of the status of the Company, provided that such expenses are incurred in furtherance of the Executive's duties for the Company, and subject to such policies and procedures in effect from time to time for the Company's senior executives. To the extent provided in this Agreement, the Executive will also be reimbursed for other expenses (e.g., travel by spouse) even though such reimbursement may not be covered pursuant to the Company's generally applicable reimbursement policy.

(l) Indemnification. The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Executive shall be covered under such insurance to the same extent as other senior management employees of the Company. The Executive shall be eligible for indemnification by the Company under the Company bye-laws as currently in effect. The Company agrees that it shall not take any action that would impair the Executive's rights to indemnification under the Company bye-laws, as currently in effect.

(m) Dollar Amounts. As used in this Agreement, "dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

     3. Termination. The Executive's employment during the Agreement Term may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in paragraphs 3(a) through 3(f):

(a)  Death.  The Executive's employment will terminate upon his death.

(b) Permanently Disabled. The Company may terminate the Executive's employment if he is Permanently Disabled. "Permanently Disabled" means that the Executive is eligible for benefits under the Company's long-term disability plan.

(c) Cause. The Company may terminate the Executive's employment at any time for Cause. "Cause" shall mean:

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     (i)     the wilful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's being Disabled), within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;

     (ii) the wilful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

     (iii) the engaging by the Executive in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Company's Board, the Executive's credibility and reputation no longer conform to the standard of the Company's executives.

     For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "wilful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

(d) Constructive Discharge. If the Executive (i) provides written notice to the Company of the occurrence of a material breach of this Agreement by the Company, which specifically identifies the manner in which the Executive believes that the breach has occurred; (ii) the Company fails to correct such breach within a reasonable time after such notice; and (iii) the Executive resigns within the 60-day period following the occurrence of such breach, then the Executive shall be considered to have been constructively discharged.

(e) Resignation by Executive. The Executive may resign for any reason by giving the Company 180 days prior written notice, except the Executive will be treated as having resigned under this paragraph 3(e) only if he has not been constructively discharged under paragraph 3(d).

(f) Termination by Company. The Company may terminate the Executive's employment at any time for any reason by giving the Executive prior written notice, except the Executive's employment will not be treated as having been terminated under this paragraph 3(f) if the termination is for reasons of being Permanently Disabled or for Cause.

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(g)  Date of Termination.  "Date of Termination" means the last day the
     Executive is employed by the Company, provided that the Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 3.

     4. Rights Upon Termination. This paragraph 4 describes the payments and benefits to be provided to the Executive after his Date of Termination:

(a) Payment of Previously Earned Amounts. The Executive shall receive payment of accrued but unpaid Salary, vacation pay, and a pro rata portion of his bonus (if any) for the period ending with the Date of Termination.

(b) No Severance Payments. If the Executive's Date of Termination occurs because of his termination for Cause (paragraph 3(c)) or his resignation (paragraph 3(e)), then, except as otherwise expressly provided in this Agreement, no payments shall be due to the Executive under this Agreement for periods after the Date of Termination.

(c) Salary Continuation. If the Executive's Date of Termination occurs during the Agreement Term because of his death (described in paragraph 3(a)), his Permanent Disability (described in paragraph 3(b)), or his constructive discharge (described in paragraph 3(d)), or because of discharge by the Company for reasons other than Cause (described in paragraph 3(f)), then the Executive (or his beneficiary, if applicable, in accordance with paragraph 4(f)) shall continue to receive Salary payments (at the rate in effect on the Date of Termination) in monthly or more frequent instalments through the earliest of: (i) the last day of the Agreement Term or (ii) the date, if any, of the breach by the Executive of the non-competition requirements of paragraph 8, the confidentiality requirements of paragraph 9 or the non-disparagement requirements of paragraph 10.

(d) Other Programs. No benefits shall be payable to the Executive under any other severance pay arrangement or similar arrangement maintained by the Company or any Subsidiary. Except as otherwise expressly provided in this Agreement, no other payments or benefits shall be due to the Executive following the Date of Termination (except as otherwise specifically provided under the terms of an employee benefit plan or arrangement).

(e) Accelerate Payment. At the discretion of the Board, with the consent of the Executive, the present value of any amount payable to or on behalf of the Executive (or his beneficiary) in accordance with this paragraph 4 may be paid to or on behalf of the Executive in a lump sum. The interest rate used in determining the present value shall be the interest rate on one-year United States Treasury Bills at the auction of such instruments nearest in time to the date of the Executive's Date of Termination. Notwithstanding the foregoing, if any amount is payable to the beneficiary of the Executive because the Executive's Date of Termination has occurred as a result of the

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     Executive's death, and at the discretion of the Board, such amount is to be paid as a lump sum, then the full amount payable on behalf of the Executive shall be paid to such beneficiary, unreduced to reflect the present value of the amount payable on behalf of the Executive.

(f) Payment to Beneficiary. Any amounts payable to the Executive in accordance with this paragraph 4 that are not paid at the time of the Participant's death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement, to the beneficiary designated by the Executive in writing filed with the Company in such form and at such time as the Board shall require. If the Executive failed to designate a beneficiary, or if the designated beneficiary of the deceased Executive dies before the Executive or before complete payment of the amounts payable under this Agreement, the Board shall direct that amounts to be paid under this Agreement be paid to the legal representative or representatives of the estate of the last to die of the Executive and his beneficiary.

     5. Duties on Termination. Subject to the provisions of this Agreement, during the period beginning on the date of delivery of a notice of termination, and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 5, the Company may suspend the Executive from performing his duties under this Agreement following the delivery of a notice of termination providing for the Executive's resignation, or delivery by the Company of a notice of termination providing for the Executive's termination of employment for any reason; provided, however, that during the period of suspension (which shall end on the Date of Termination), the Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

     6.  Change in Control.    Upon a Change in Control, the Executive shall be
treated for purposes of this Agreement as having had his employment terminated by the Company in accordance with paragraph 3(f), and the date of such Change in Control shall be the Executive's Date of Termination; provided, however, that in lieu of being paid salary continuation payments in accordance with paragraph 4(c) with respect to all amounts of Salary payable to the Executive, any Salary attributable to the period ending October 31, 2000 which has not yet been paid to the Executive shall be paid to the Executive in a lump sum, unreduced to reflect the present value of such amount, and the Salary otherwise payable to the Executive which is attributable to the period after October 31, 2000 shall be paid as salary continuation payments in accordance with paragraph 4(c); provided further, however, that the Executive may elect to receive the present value of those Salary amounts attributable to the period after October 31, 2000 in a lump sum. The interest rate used in determining the present value shall be the interest rate on one-year

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United States Treasury Bills at the auction of such instruments nearest in time to the date of the Executive's Date of Termination

     (a) Change in Control. For purposes of this paragraph 6, "Change in Control" means a change in the beneficial ownership of the voting stock of the Holding Company or a change in the composition of the Board of the Holding Company which occurs as follows:

             (i) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of stock of the Holding Company representing 50 percent or more of the total voting power of the Holding Company's then outstanding stock; or

             (ii) Individuals who were the nominees of the Board of Directors of the Holding Company for election as directors of the Holding Company immediately prior to a meeting of the shareholders of the Holding Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

     7. Mitigation and Set-Off. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

     8. Non-competition. While the Executive is employed by the Company, and during the Non-Competition Period (as defined below), the Executive agrees that he will not directly or indirectly:

(a) provide Goods or perform Services (both as defined below) for the benefit of any Client (as defined below) except with respect to Goods provided or Services performed for the benefit of the Company or any Subsidiary, and except for Goods provided and Services otherwise performed at the written direction or with the written consent of the Board;

(b) solicit, attempt to solicit, or endeavor to procure engagement, for himself or for any business (other than the Company and the Subsidiaries and, to the extent expressly

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     permitted or directed by the Board in writing, any other business), the opportunity to provide Goods or perform Services for any Client; or

(c) divert or attempt to divert any business from the Company or any Subsidiary.

For purposes of this paragraph 8:

     (i) "Goods" shall mean goods of the type provided in the ordinary course of business by the Company or any of the Subsidiaries during the period in which the Executive is employed by the Company.

     (ii) "Services" shall mean services of the type provided in the ordinary course of business by the Company or any of the Subsidiaries during the period in which the Executive is employed by the Company.

     (iii) "Client" shall mean any person to whom the Company or any Subsidiary has provided Goods or Services; provided, however, that for periods after the Executive's Date of Termination, the term "Client" shall be limited to those persons, (regardless of where located, and including, without limitation, businesses) to whom the Company or any Subsidiary has provided Goods or Services in the twelve-month period prior to the Date of Termination, and any person to whom (during the six-month period prior to the Date of Termination) the Company or any Subsidiary has devoted material efforts to obtaining as a purchaser of its Goods or Services.

     (iv)    "Non-Competition Period" shall be determined as follows:

             (A) If the Executive's Date of Termination occurs under circumstances other than those described in paragraph 3(d) (relating to constructive discharge) or paragraph 3(f) (relating to certain terminations by the Company), the Non-Competition Period shall be the period beginning on the Date of Termination, and ending on the twenty-four-month anniversary of the Date of Termination.

             (B) If the Executive's Date of Termination occurs under circumstances described in paragraph 3(d) (relating to constructive discharge) or paragraph 3(f) (relating to certain terminations by the Company), the Non-Competition Period shall be the period beginning on the Date of Termination, and ending on the earlier to occur of the last day of the Agreement Term or the twenty-four-month anniversary of the Date of Termination. However, under this paragraph (B), the Company, in its

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                  discretion, by notice provided to the Executive not later than
                  15 days after the Date of Termination, may extend the Non-Competition Period beyond the end of the Agreement Term, to a date specified in such notice (but not later than the twenty-four-month anniversary of the Date of Termination), but only if the Company agrees to provide the Salary Continuation Payments during such Non-Competition Period.

Nothing in this paragraph 8, paragraph 9 or paragraph 10 shall be construed as limiting the Executive's duty of loyalty to the Company while he is employed by the Company or any other duty he may otherwise have to the Company while he is employed by the Company.

     9. Confidential Information. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and the Subsidiaries which was acquired by or disclosed to the Executive during the course of his employment with the Company, or during the course of his consultation with the Company following his termination of employment (regardless of whether consultation is pursuant to paragraph 11), and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way. To the extent that the Executive obtains information on behalf of the Company or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege. Nothing in the foregoing provisions of this paragraph 9 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of the Subsidiaries, knowledge which was acquired by him during the course of his employment with the Company and the Subsidiaries, and which is generally known to persons of his experience in other companies in the same industry.

     10. Non-Disparagement. The Executive agrees that, while he is employed by the Company, and after his Date of Termination, he shall not make any false, defamatory or disparaging statements about the Company, the Subsidiaries, or the officers or directors of the Company or the Subsidiaries that are reasonably likely to cause material damage to the Company, the Subsidiaries or the officers or directors of the Company or the Subsidiaries. While the Executive is employed by the Company, and after his Date of Termination, the Company agrees, on behalf of itself and the Subsidiaries, that neither the officers nor the directors of the Company or the Subsidiaries shall make any false, defamatory or disparaging statements about the Executive that are reasonably likely to cause material damage to Executive.

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     11.  Defense of Claims.  The Executive agrees that, for the period beginning on the Effective Date, and continuing for a reasonable period after the Executive's termination of employment with the Company, the Executive will cooperate with the Company in defense of any claims that may be made against the Company, and will cooperate with the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to services performed by the Executive for the Company. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. For periods after the Executive's employment with the Company terminates, the Company agrees to provide reasonable compensation to the Executive for such cooperation.

     12. Remedies. The Executive acknowledges that the Company would be irreparably injured by a violation of paragraph 8, paragraph 9, or paragraph 10, and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of either paragraph 8, paragraph 9 or paragraph 10. The Company acknowledges that the Executive would be irreparably injured by a violation of paragraph 10, and the Company agrees that the Executive, in addition to any other remedies available to him for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Company from any actual or threatened breach of paragraph 10. If a bond is required to be posted in order for the Company or the Executive to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

     13. Nonalienation. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

     14. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     15. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of Bermuda, without regard to the conflict of law provisions of any jurisdiction. All disputes shall be arbitrated or litigated (whichever is applicable) in Bermuda.

     16. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this

Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

     17. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

     18. Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

     19. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified, registered or similar mail delivery, five days after deposit in the local mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the mail or by overnight service are to be delivered to the addresses set forth below:

to the Company:

     LaSalle Re Limited
     P.O. Box HM 1502
     Hamilton HMFX - Bermuda
or to the Executive:

     Victor H. Blake
     802 St. James Court
     Flatts Village
     Hamilton Parish FL04
     Bermuda

with copy to:

     Victor H. Blake
     Knights Mead
     Broad Highway
     Cobham, Surrey KT11 2RR
     England

All notices to the Company shall be directed to the attention of the chief financial officer of the Company, with a copy to the Secretary of the Company. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

     21. Arbitration of All Disputes. In the event of any dispute, controversy or claim arising out of or in relation to this Agreement, or the breach, termination or invalidity thereof, the parties hereto agree to proceed to arbitration. The number of arbitrators shall be three (3), to be appointed in the absence of the parties agreement by the Appointment Committee of the Chartered Institute of Arbitrators Bermuda Branch. The procedure to be followed shall be that as laid down in the Arbitration Act of 1986. The place of arbitration shall be Bermuda and the language of the arbitration shall be English. The decision and award of the arbitral tribunal is final and binding on the parties. For the avoidance of doubt, the parties agree that judgment may be entered and any award made by the Tribunal in any Federal Court in the United States (or any other jurisdiction where a party to this agreement is located).

     22. Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

     23. Entire Agreement. Except as otherwise noted herein, this Agreement, including any Exhibit(s) attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof. The enforceability of this Agreement shall not cease or otherwise be adversely affected by the termination of the Executive's employment with the Company.

     24. Acknowledgment by Executive. The Executive represents to the Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Executive acknowledges that, prior to assenting to the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to the contents. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

     IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed, all as of the day and year first above written.

                                         /s/ Victor H. Blake
                                         ---------------------------------------
                                         Victor H. Blake


                                         LASALLE RE LIMITED

                                         By /s/ Clement S. Dwyer, Jr.
                                            ------------------------------------
                                            Chairman, Compensation Committee


ATTEST:

                                   EXHIBIT A
                                   ---------

                               BONUS COMPUTATION
                               -----------------

     A-1. Purpose. This Exhibit A is attached to and forms a part of the employment agreement (the "Agreement") between Victor H. Blake (the "Executive") and LaSalle Re Holdings Limited (the "Company"). The purpose of this Exhibit A is to set forth the terms of the bonus program described in paragraph 2(b) of the Agreement.

     A-2. Guidelines. The bonus shall be determined in accordance with the following guidelines:

 .    A discretionary bonus may be awarded annually in the discretion of the
     Board of the Company, after considering the recommendation of the Compensation Committee of the Board.

 .    A non-discretionary bonus shall be earned and paid annually based upon the
     Company's Return on Equity (defined below) achieved for each fiscal year of the Company while the Executive is employed by the Company; provided however, that no bonus shall be payable for fiscal years ending after September 30, 1999.

 .    The non-discretionary annual bonus calculation will be based on the
     Company's Return on Equity earned each year. If the Company's Return on Equity for any year exceeds 10%, the bonus will be paid according to the following formula:

     . For each 1% improvement in Return on Equity above 10%, an amount equal to 10.0 % of The Executive's Salary will be paid.

     . For each 1% improvement in Return on Equity above 22.5%, an amount equal to 15.0 % of The Executive's Salary will be paid.

     . For Return on Equity results between whole percentages (but above 10%), the percentage of Salary awarded will be increased by interpolation.

     . The " Return on Equity" for any fiscal year shall be equal to the net income of the Company for the fiscal year, divided by shareholders' equity at the beginning of the period (as determined on the basis of U.S. generally accepted accounting principles). For purposes of this calculation any unrealized appreciation or depreciation of the Company's investments shall be disregarded (both as to the numerator and the denominator). In addition, payments made to CNA Financial Corporation or its affiliates under the Underwriting Support Services Agreement will not reduce net income in determining the Return on Equity.

                                   EXHIBIT B
                                   ---------

                           STOCK APPRECIATION RIGHTS
                           -------------------------

     B-1. Purpose. This Exhibit B is attached to and forms a part of the employment agreement (the "Agreement") between Victor H. Blake (the "Executive") and LaSalle Re Holdings Limited (the "Company"). The purpose of this Exhibit B is to set forth the terms of the stock appreciation rights award described in paragraph 2(c) of the Agreement.

     B-2. Agreement. The Executive shall be entitled to receive a stock appreciation rights award from the Company under an agreement that is substantially in the form of the Stock Appreciation Rights Agreement set forth below.

                      STOCK APPRECIATION RIGHTS AGREEMENT

     This AGREEMENT made as of this 1st day of April, 1994 (this "Agreement") is among LaSalle Re Limited, a company incorporated and organized under the laws of Bermuda (the "Company"), and Victor H. Blake (the "Executive").

                              W I T N E S E T H:
                              -----------------

     WHEREAS, pursuant to the Employment Agreement dated April 1, 1994 between the Company and the Executive, the Company wishes to grant stock appreciation rights ("SARs") to the Executive upon the terms and conditions set forth herein.

     NOW, THEREFORE, the Executive and the Company agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     (A) "Affiliate" shall mean, with respect to any specified Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person.

     (B) "Base Value" shall mean U.S. $100, except as may be adjusted pursuant to Section 5.

     (C) "Common Shares" shall mean the common shares of the Company, par value U.S. $1.00 per share.

     (D) "Extraordinary Transaction" shall mean each of the following transactions:

     (i) any amalgamation of the Company with any Person if the Company shall not be the continuing or surviving corporation of such amalgamation excluding an amalgamation in which the Holders of the outstanding Shares immediately before the amalgamation own more than 50% of the outstanding shares and voting power of the surviving corporation in substantially the same proportions;

     (ii) any amalgamation of the Company with any Person if the Company shall be the continuing or surviving corporation but, in connection with such amalgamation, the Shares shall be changed into or exchanged for shares or other securities of any other Person or cash or any other property excluding an amalgamation in which the holders of the outstanding Shares immediately before the amalgamation own more than 50% of the outstanding shares and voting power of the surviving corporation in substantially the same proportions;

     (iii) any transfer by the Company of all or substantially all of its properties or assets to any other Person;

     (iv) any transaction whereby any Person other than Combined Insurance Company of America, Virginia Surety Company, Inc. Union Fidelity Life Insurance Company, Aon Risk Consultants (Bermuda) Ltd., Continental Casualty Company, CNA Services (Bermuda) Ltd., Corporate Partners L.P., Corporate Offshore Partners L.P., State Board Administration of Florida, Blackstone LR Capital Partners II L.P., Blackstone Offshore Partners L.P., Blackstone Family Investment Partnership (Cayman) L.P., Apollo LS Holdings LDC, FIMA Finance Management Inc., SDI Inc., Thomas H. Lee Equity Partners, L.P., THL-CCI Investors Limited Partnership, Strome Offshore Limited, Strome Partners L.P., Perry Partners L.P., Perry Partners International Inc. or Engineers Joint Pension Fund becomes the Owner (as defined below) of at least 50% of the aggregate number of Shares issued and outstanding on the date of such transaction on a Fully Diluted Basis. For the purpose of this Section 1(C)(iv), "Owner" shall mean any Person that individually or with or through any of its Affiliates beneficially owns Shares, directly or indirectly; or has the right to acquire Shares (whether such right is exercisable immediately or only after the passage of time); or has the right to vote Common Shares except if this Person's right to vote Common Shares arises solely from a revocable proxy; or has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy) or disposing of Shares with any other Person that beneficially owns, or whose Affiliates beneficially own, directly or indirectly, Shares;

provided, however, that no transaction shall be considered an Extraordinary Transaction if it is intended by the Board of Directors to create a holding company in connection with an initial public offering.

     (E) "Fair Market Value" of Special Non-Voting Shares, for the purpose of any computation of SAR Value on a specified date, shall be the value determined for such a date in good faith by the Board of Directors of the Company, but shall be based on the market price of the Special Non-Voting Shares or Common Shares if they are publicly traded. The determination of the Fair Market Value of such Special Non-Voting Shares made by the Board of Directors shall be final. The calculation of the Fair Market Value of the Special Non-Voting Shares made by the Board of Directors shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, the Special Non-Voting Shares.

     (F) "Fully Diluted Basis" shall mean as of any date the aggregate number of Shares that would be issued and outstanding on such date assuming that all options, including the Options, warrants and other rights to purchase Shares and all securities convertible into or exchangeable for Shares issued and outstanding on such date of exercise shall have been exercised, converted or exchanged, as the case may be, on such date.

     (G) "Holding Company" shall have the meaning given such term in Section 5(C) hereof.

     (H) "Members" shall have the meaning given such term in the Bye-laws.

     (I) "Options" shall mean the Options to purchase Special Non-Voting Shares granted to the Optionholders pursuant to the Option Agreement between the Company and the Optionholders dated November 22, 1993.

     (J) "Person" shall mean an individual, trust, estate, partnership, association, company or corporation.

     (K) "SAR Value" shall mean, subject to adjustments in Section 5, as of any date an amount equal to (i) the Fair Market Value of a Special Non-Voting Share as of that date minus (ii) the Base Value.

     (L) "Shareholders Agreement" shall mean the Shareholders Agreement dated as of November 22, 1993 among the Company and the Persons named therein, as amended, supplemented, restated or otherwise modified from time to time.

     (M) "Shares" shall mean any share in the share capital of the Company.

     (N) "Subsidiary" of a Person shall mean (i) a corporation in which more than 50% of the issued and outstanding shares in the share capital entitled to vote for the election of directors is at the time owned, directly or indirectly, by such Person, or (ii) a partnership or other entity in which more than 50% of the voting power is at the time held, directly or indirectly, by such Person.

     (O) "Target Rate of Return" shall be considered to have been met, with respect to any date, if the Company's financial performance from November 22, 1993 through the date for which the calculation is being made, based on book value per share on that date (as determined on the basis of U.S. generally accepted accounting principles) plus all dividends paid since November 22, 1993, when compared to the initial amount invested, reflects a cumulative internal rate of return equal to or in excess of the internal rate of return set forth in the table under Section 2(B). For purposes of this calculation all per share amounts will be adjusted to reflect any stock splits, stock dividends or similar reclassifications. If the Company adopts a holding company structure the Company and the holding company shall be considered on a consolidated basis for purposes of determining whether the Target Rate of Return has been met.

     2.        Terms of the SARs.

     (A) In consideration of the entering into of the Employment Agreement and for other value received, receipt of which is hereby acknowledged, the Company, subject to the terms and conditions of this Agreement, hereby grants to the Executive 56,812 SARs.

     (B) Subject to Section 2(F), the Executive may exercise that percentage of Executive's SARs indicated in the table below, in whole or in part, from time to time during the period commencing on the day following the last day of the first, if any, of fiscal years 1996 through 1999 in which as of the last day of such fiscal year the Target Rate of Return indicated on the table below has been met and ending at March 30, 2004 or, if earlier, two years after the Executive's termination of employment (the "SAR Period"); however, once a given percentage of SARs shall become exercisable by reason of the achievement of a particular rate of return, a subsequent reduction in cumulative rate of return for a period ending on December 31 of a later year will not serve to reduce the percentage of SARs that are exercisable. Upon the expiration of the SAR Period, the Executive shall cease to have any rights in respect of his SARs, except that the SARs will be exercisable after the termination of the Executive's employment to the extent that they are exercisable immediately prior to the date of termination. To the extent that the right to exercise the SARs is not earned by reason of termination of employment, the right to exercise shall be forfeited regardless of the reason for the termination.

====================================================================================================

                                          SARs                      SARs                      SARs
          If the                         Earned                    Earned                    Earned
       Internal Rate                     After                     After                     After
       of Return is:                    12/31/96                  12/31/97                  12/31/98
----------------------------------------------------------------------------------------------------
 Less than 18%                              0%                        0%                        0%
----------------------------------------------------------------------------------------------------

 Greater than 18% and                      20%                       27%                       33%
 less than 25%
----------------------------------------------------------------------------------------------------

 Greater than 25% and                      40%                       53%                       57%
 less than 27%
----------------------------------------------------------------------------------------------------

 Greater than 27%                          60%                       80%                      100%
====================================================================================================

     (C) If the Target Rate of Return has not been met as of the last day of fiscal year 1999 or as of the last day of at least one of the previous three fiscal years, the Executive shall cease to have any rights under this Agreement.

     (D) The Executive shall not, solely by virtue of this Agreement, be entitled to any rights of a Member of the Company either at law or in equity.

     (E) At its option, the Executive may return to the Company for cancellation all or a portion of its SARs.

     (F) Notwithstanding the provisions of Section 2(B), in the event of any Extraordinary Transaction and provided that on the date of such Extraordinary Transaction the Target Rate of Return has been met, the Executive shall have the right to exercise its SARs, in whole or in part, at any time and from time to time during the period commencing concurrently with and subject to the closing of such Extraordinary Transaction and ending on November 22, 2003 (also the "SAR Period"). At any time during the SAR Period and on or after the date of the Extraordinary Transaction, if the Executive exercises its SARs, the Executive shall be entitled to receive the kind and amount of shares, other securities, cash or other property that the Executive would have owned or have been entitled to receive after the occurrence of such Extraordinary Transaction had the Executive owned an amount of Special Non-Voting Shares equal to his number of SARs prior to such Extraordinary Transaction, including the exercise by the Executive of any rights of election provided to holders of Special Non-Voting Shares as to the kind or amount of shares, securities, cash or other property receivable in connection with such Extraordinary Transaction, as the case may be.

     (G) Any determination by the Board of Directors, acting in good faith, as to whether the Target Rate of Return has been met shall be final. Following any such determination that the Target Rate of Return has been met, the Company shall provide prompt written notice to the Executive of the commencement of the SAR Period.

     3.        Notices of Extraordinary Transactions and Exercise Notice.

     The Company shall provide the Executive with written notice of the occurrence of an Extraordinary Transaction no later than five (5) business days after such Extraordinary Transaction has occurred or, in the event of an Extraordinary Transaction described in Section 1(D)(iv), not later than five (5) business days after the Company first becomes aware of such Extraordinary Transaction.

     4.        Payment on Exercise of SAR.

     (A) In order to exercise any of the SARs, the Executive shall provide written notice (the "Exercise Notice") to the Company specifying the number of SARs being exercised and the date that the SARs will be exercised (the "Exercise Date").

     (B) Upon receipt of the Exercise Notice by the Company, for each SAR exercised by the Executive, subject to Section 4(C) the Executive shall be entitled to a cash payment equal to the SAR Value as of the Exercise Date, without regard to changes in the Fair Market Value of a share of the Company occurring after the Exercise Date. The cash amount payable with respect to the exercise of a SAR under this Section 4 shall be made, without interest, as soon as practicable after the later of the date the SAR is exercised or the date on which the SAR Value has been determined. The Company shall take all reasonable steps to pay amounts due with respect to the exercise of a SAR not later than 10 days after the Exercise Date; provided, however, that when funds are not legally available to pay amounts due under this

Section 4 (or if the amount of the cash payment would not have been legally available to be paid as a dividend), the Executive shall be entitled to payment only as described in Section 4(C).

     (C) Notwithstanding the foregoing, upon the exercise of any or all SARs, instead of making a cash payment equal to the SAR Value the Company in its sole discretion may elect to:

             (i) issue to the Executive a number of Special Non-Voting Shares equal to the aggregate SAR Value divided by the Fair Market Value of a Special Non-Voting Share or

             (ii) require payment by the Executive of the Base Value for each SAR exercised and issue to the Executive a number of Special Non-Voting Shares equal to the number of SARs exercised.

     5.      Adjustment of the Number of SARs and of the SAR Value.

     (A) In the event that the Company shall at any time after the date hereof
(i) declare or pay a dividend in Shares or make any other distribution in Shares such that the number of Shares issued and outstanding is increased, (ii) subdivide or split its issued and outstanding Shares, such that the number of Shares issued and outstanding is increased, (iii) combine its issued and outstanding Shares into a smaller number of Shares, (whether by reverse share split or otherwise) or (iv) issue any Shares in a reclassification of the Shares (including any such reclassification in connection with a merger, consolidation or amalgamation in which the Company is the surviving corporation), the number of SARs shall be proportionately adjusted on a pro rata basis so that the ratio of aggregate number of outstanding SARs to outstanding Shares shall not change. Adjustments made pursuant to this Section 5(A) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (B) In the event that the Company shall issue rights, options, warrants or convertible securities to all holders of its issued and outstanding Shares, entitling them to subscribe for or purchase or convert such convertible securities into Shares at a price per Share that is lower on the record date mentioned below than the then Fair Market Value of the Special Non-Voting Shares, the number of SARs owned by the Executive shall be adjusted by multiplying his number of SARs by a fraction, (i) of which the numerator shall be the sum of (A) the number of Shares issued and outstanding on the record date for determining Members entitled to receive such rights, options, warrants or convertible securities plus (B) the number of additional Shares offered for subscription or purchase or upon conversion, and (ii) of which the denominator shall be the sum of (A) the number of Shares issued and outstanding on the record date for determining Members entitled to receive such rights, options, warrants or convertible securities plus (B) the number of shares that the aggregate offering price of the total number of Shares so offered would purchase at the Fair Market Value per Share at such record date. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately after the record date for the determination of Members entitled to receive such rights, options, warrants or convertible securities.

     (C) In the event that the Company shall form or cause to be formed a holding company or a parent company for the Company (a "Holding Company") and all or substantially all of the shares in the share capital of the Holding Company shall be distributed to all holders of Shares in exchange for their Shares or otherwise, the SAR Value shall be equal to (i) the Fair Market Value of the number of shares in the share capital of the Holding Company that a holder of a Special Non-Voting Share was entitled to receive after such distribution minus (ii) the Base Value.

     (D) Whenever the number of SARs is adjusted as provided in this Section 5, the Base Value shall be adjusted by multiplying the Base Value immediately prior to such adjustment by a fraction, (i) of which the numerator shall be the number of SARs outstanding prior to such adjustment and (ii) of which the denominator shall be the number of SARs outstanding immediately thereafter.

     (E) Except in the case of a distribution to the holders of Shares payable
(i) in Shares, in accordance with Section 5(A) hereof, (ii) in shares of the share capital of a Holding Company pursuant to Section 5(C) or (iii) in dividends declared by the Board to be "regular dividends" and which are paid in cash in an amount per share which, when added to the value of all cash dividends previously paid within the same fiscal year, does not exceed 5% of the average book value per share for the prior four quarters (as determined on the basis of U.S. generally accepted accounting principles), the Base Value of each outstanding SAR shall be reduced by the per share amount of all dividends or distributions paid or declared by the Company prior to the exercise of the SARs; provided, however, that in no event shall the Base Value be reduced below the par value of the Common Shares.

     (F) No adjustment in the number of SARs need be made under Section 5(B) if
                                                                ------------
the Company issues or distributes, pursuant to this Agreement, to the Executive the shares, rights, options, warrants, securities or assets that the Executive would have been entitled to receive had the Executive owned Special Non-Voting Shares in an amount equal to its number of SARs prior to the event or the record date with respect thereto. No adjustment need be made for a change in the par value of any of the Shares.

     (G) For the purpose of this Section 5 and the definition of SAR Value in
Section 1(J), the term "Shares" shall mean (i) the Shares at the date of this Agreement or (ii) any other class of shares in the share capital of the Company resulting from successive changes or reclassification of such shares consisting solely of changes in par value.

     (H) In the case of Section 5(B) hereof, upon the expiration of any rights, options, warrants or convertible securities or if any rights, options, warrants or convertible securities shall not have been exercised or converted, the number of SARs held by the Executive shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only Shares so issued were the Shares, if any, actually issued or sold upon the exercise of such rights, options or warrants or the conversion of such convertible securities and (B) such Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise or conversion plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or convertible securities whether or not exercised;
provided, further, that no such readjustment shall have the effect of decreasing the number of SARs held by the Executive by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant or such rights, options, warrants or convertible securities.

     (I) In the case of Section 5(B) hereof, on any change in the number of Shares deliverable upon exercise of any such rights, options, warrants or convertible securities, other than a change resulting from the antidilution provisions hereof, the number of SARs held by the Executive shall forthwith be readjusted to such number as would have been obtained had the adjustment made upon the issuance of such rights, options, warrants or convertible securities not converted prior to such change (or rights, options, warrants or convertible securities related to such securities not converted prior to such change) been made upon the basis of such change.

     6.  No Fractional Shares

     In the event that the Company decides to pay the SAR Value as provided in
Section 4(C), the Company shall not be required to issue a fractional Share. If any fractional interest in a Share would be deliverable upon the exercise of any of the SARs, in whole or in part, but for the provisions of this Section, the Company, in lieu of delivering any such fractional Share therefor, shall pay a cash adjustment therefor in an amount equal to the book value per Share at the end of the most recent fiscal quarter multiplied by the fraction of the Share that would otherwise have been issued hereunder.

     7.  Issuance of Certificates

     In the event that the Company decides to pay the SAR Value as provided in
Section 4(C), the issuance of certificates upon the exercise of the SARs, in whole or in part, shall be without additional charge to the Executive. The Company shall pay and indemnify the Executive from and against any issuance, stamp, documentary or other similar taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official by reason of the exercise of the SARs, in whole or in part, or the resulting issuance of Special Non-Voting Shares.

     Each certificate representing the Special Non-Voting Shares so issued shall (unless its transfer is not restricted under the Bye-laws of the Company), be stamped or otherwise imprinted with a legend in substantially the form set forth in the Shareholders Agreement.

     8.  Issuance of Certificates

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

     In the event that the Company decides to issue Special Non-Voting Shares upon the exercise of any SAR as provided in Section 4(C), such Special Non-Voting Shares shall be subject, among others, to the provisions of Bye-law 50 (repurchase of Shares by Company or its Assignee(s)).

     9.  Restriction on Transfer of the SARs and Certain Special Non-Voting
         Shares.

     (A) In the event that the Company decides to issue Special Non-Voting Shares upon the exercise of any SAR as provided in Section 4(C), such Special Non-Voting Shares shall be subject, among others, to the provisions relating to restrictions on stock ownership set forth in the Bye-laws and in the Shareholders Agreement. The Executive agrees to execute the Shareholders Agreement in such event.

     (B) The transfer, in whole or in part, of the Special Non-Voting Shares issued upon the exercise of any SAR shall be subject to the terms and conditions applicable to any transfer of Shares provided by the Bye-laws (as amended), the Shareholders Agreement (as amended) and this Agreement.

     10. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without regard to principles regarding conflicts of laws.

     11. Notices.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed, unless otherwise specified herein, to have been duly given if given in person or otherwise communicated or sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form if to the Executive at: 802 St. James Court, Flatts Village, Hamilton Parish FLO4, Bermuda and if to the Company at P.O. Box HM 1502, Hamilton HM CX, Bermuda, Attention: Secretary, or such other address as the Company may have furnished to the Members and Executive in writing; provided, however, that if such notice is sent by next-day courier it shall be deemed to have been given the day following sending and, if by registered mail, five days following the sending.

     12. Severability.

     Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.

     13. Binding Effect; Benefit.

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

     This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     14.  Headings.

     The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.



LASALLE RE LIMITED


By:
   -------------------------------------------
Name:
Title:



----------------------------------------------
Victor H. Blake

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